Exhibit 99.1

Flux Power Reports 2026 Fiscal Third Quarter Financial Results

Vista, CA — May 7, 2026 — Flux Power Holdings, Inc. (NASDAQ: FLUX) (“Flux Power” or the “Company”), a leading developer of advanced lithium-ion energy storage solutions and software-driven electrification for commercial and industrial equipment, today reported financial and operational results for the 2026 fiscal third quarter ended March 31, 2026.

Third Quarter and Recent Business Highlights

●	Third quarter revenue was $6.6 million
●	Implemented additional cost reduction actions, resulting in quarterly operating expenses decreasing 30% year-over-year
●	Won Innovation in Sustainability Award at MODEX 2026 from a distinguished panel of industry experts, highlighting Flux Power’s leadership in clean energy solutions for the material handling industry
●	Engaging with more OEMs and optimized OEM pricing structure for white-label products improving competitiveness and securing increased volume commitments
●	Added new large cargo airline customer with a $1.2 million battery order for its material handling equipment

CEO Commentary

“As expected, third quarter revenue was impacted mainly by our most significant material handling customer implementing a capital freeze and dynamic order patterns across the business,” said Krishna Vanka, Flux Power’s CEO. “Additionally, the onset of the geopolitical tensions towards the end of the quarter resulted in fuel price increases that unexpectedly delayed some customer order decisions.

“In response to these near-term challenges, we promptly implemented additional expense reduction actions to maintain our lean cost structure and to enhance future operating leverage. We have also taken steps to optimize our pricing structure to drive OEM volume purchases, enhance our sales organization with new leadership focused on OEM growth and expand our marketing outreach initiatives and brand awareness. We also had an extremely successful MODEX trade show winning a coveted industry Sustainability Award, while also meeting with many customers, partners and OEMs in our booth.

“As a result of these proactive efforts, we have seen other positive indications of increased order activity across the business that we believe point to renewed sequential revenue growth of about 20% in our fourth quarter. Looking longer-term, we remain focused on executing our strategic initiatives and capitalizing on the many opportunities in the global lithium-ion battery industry, which continues to grow at an increasing rate across the markets we serve.”

2026 Fiscal Third Quarter Financial Results

Revenue for the third fiscal quarter of 2026 was $6.6 million, compared to $16.7 million in the same quarter a year ago. Gross profit for the third fiscal quarter of 2026 was $1.8 million, or 27.3% of revenue, compared to $5.3 million, or 32.0% of revenue, in the third fiscal quarter of 2025.

Operating expenses for the third quarter were $4.8 million, compared to $6.9 million in the same quarter a year ago. The year-over-year decline in operating expenses primarily reflects recent actions taken to reduce headcount and streamline the operating model.

Operating loss for the third quarter was $3.0 million, compared to an operating loss of $1.6 million in the third fiscal quarter of 2025. Excluding costs associated with stock-based compensation, the third quarter non-GAAP operating loss was $2.8 million, compared to a non-GAAP operating loss of $0.8 million in the prior year quarter, which also excluded costs associated with the multi-year restatement of previously issued financial statements.

Net loss for the third quarter was $3.2 million, or ($0.15) per share, compared to a net loss of $1.9 million, or ($0.12) per share, in the third fiscal quarter of 2025. On a non-GAAP basis, excluding the above-referenced stock-based compensation costs, the third quarter net loss was $2.9 million, or ($0.14) per share, compared to net loss of $1.1 million, or ($0.07) per share, in the same quarter a year ago, which also excluded the above-referenced restatement costs.

Adjusted EBITDA for the third quarter was negative $2.5 million compared to negative adjusted EBITDA of $0.5 million in the prior year period.

Balance Sheet

Cash as of March 31, 2026 was $0.4 million compared to $1.3 million as of June 30, 2025.

Conference Call

Flux Power will host a conference call on Thursday, May 7, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its 2026 fiscal third quarter financial results. To access the call, please use the following information:

Date: Thursday, May 7, 2026

Time: 1:30 p.m. Pacific Time | 4:30 p.m. Eastern Time

Toll-free dial-in number: 1-833-630-1956

International dial-in number: +1-412-317-1837

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the News & Events section of the Company’s Investor Relations website.

For those unable to participate during the live broadcast of the conference call, a telephone replay will be available approximately two hours after the conference call and accessible through May 14, 2026. The replay dial-in number is 1-855-669-9658, and the access code 5565631. International callers should dial +1-412-317-0088 and enter the same pass code. Additionally, a replay of the webcast will be available on Flux Power’s Investor Relations website for approximately 90 days.

Non-GAAP Financial Measures

Flux Power has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and also on a non-GAAP basis, including non-GAAP net operating loss, non-GAAP net loss, and adjusted EBITDA.

Management believes that these non-GAAP financial measures, when viewed with Flux Power’s results under GAAP and the accompanying reconciliations, provide useful information about Flux Power’s period-over-period results. These non-GAAP financial measures are presented because management believes they provide additional information with respect to the performance of Flux Power’s fundamental business activities and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Flux Power also relies on adjusted EBITDA as a primary measure to review and assess the operating performance of the Company and its management team.

These non-GAAP financial measures should not be considered in isolation from, or construed as a substitute for, financial measures determined in accordance with GAAP for the purpose of analyzing Flux Power’s operating performance or financial position. Reconciliations of these non-GAAP financial measures are included in the tables at the end of this release.

About Flux Power

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling and airport ground support equipment (GSE). Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements include, but are not limited to, statements regarding Flux Power’s revenue growth expectations and quotes from management. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Accordingly, forward-looking statements are not guarantees of future results. Some of the important factors that could cause Flux Power’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: Flux Power’s ability to amend the terms of its agreement with Gibraltar Business Capital, LLC and Flux Power’s continued access to its credit facility thereunder; Flux Power’s ability to continue as a going concern; Flux Power’s ability to meet projected revenue targets and generate sufficient cash from operations; Flux Power’s ability to remediate material weaknesses in its controls and procedures and also those identified in its internal control over financial reporting, or to accurately or timely report its financial condition or results of operations; Flux Power’s ability to continue to meet the continued listing standards of the Nasdaq Stock Market; Flux Power’s ability to secure sufficient funding to support its current and proposed operations. Flux Power’s ability to manage its working capital requirements efficiently; Flux Power’s ability to obtain the necessary funds from its credit facilities; Flux Power’s ability to obtain raw materials and other supplies for its products at existing or competitive prices and on a timely basis; Flux Power’s anticipated growth strategies and its ability to manage the expansion of its business operations effectively; Flux Power’s ability to maintain or increase its market share in the competitive markets in which it does business; Flux Power’s ability to grow its revenue, increase its gross profit margin and become a profitable business; Flux Power’s ability to fulfill its backlog of open sales orders due to delays in the receipt of key component parts and other potential manufacturing disruptions; Flux Power’s ability to keep up with rapidly changing technologies and evolving industry standards, including its ability to achieve technological advances; Flux Power’s dependence on the growth in demand for its products; Flux Power’s ability to compete with larger companies with far greater resources than it; Flux Power’s ability to shift to new suppliers and incorporate new components into its products in a manner that is not disruptive to its business; Flux Power’s ability to obtain and maintain UL Listings and OEM approvals for its energy storage solutions; Flux Power’s ability to diversify its product offerings and capture new market opportunities; Flux Power’s ability to source its needs for skilled labor, machinery, parts, and raw materials economically; Flux Power’s ability to retain and/or successfully recruit key members of its senior management team; Flux Power’s ability to diversify its customer base to reduce its current dependence on a few major customers; the impact of tariffs on Flux Power’s ability to cost-effectively source battery packs and materials used in its products; and the expense, timing and outcome of legal proceedings relating to Flux Power’s accounting practices, financial disclosures and employment policies and practices, investigations and information requests that may be initiated or that may be asserted Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct, and that Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and investors should refer to the risk factors outlined in Flux Power’s Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected, except as required by applicable law.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Twitter: @Flux__Power

LinkedIn: Flux Power

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2026	2025	2026	2025
Revenues	$6,588,000	$16,742,000	$33,884,000	$49,697,000
Cost of sales	4,788,000	11,455,000	23,424,000	33,729,000

Gross profit	1,800,000	5,287,000	10,460,000	15,968,000

Operating expenses:
Selling and administrative	4,168,000	5,717,000	12,638,000	16,817,000
Research and development	623,000	1,147,000	2,196,000	3,419,000
Total operating expenses	4,791,000	6,864,000	14,834,000	20,236,000

Operating loss	(2,991,000)	(1,577,000)	(4,374,000)	(4,268,000)

Interest expense, net	(184,000)	(362,000)	(762,000)	(1,227,000)

Net loss	$(3,175,000)	$(1,939,000)	$(5,136,000)	$(5,495,000)

Net loss per share - basic and diluted	$(0.15)	$(0.12)	$(0.27)	$(0.33)

Weighted average number of common shares outstanding - basic and diluted	21,340,371	16,684,320	19,289,746	16,683,074

FLUX POWER HOLDINGS, INC.

NON-GAAP NET INCOME (LOSS) ADJUSTMENTS

(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2026	2025	2026	2025
Net loss	$(3,175,000)	$(1,939,000)	$(5,136,000)	$(5,495,000)

Non-GAAP adjustments to net loss:
Stock-based compensation	240,000	206,000	734,000	831,000
Restatement and related costs	-	588,000	-	1,910,000
Total Non-GAAP adjustments	240,000	794,000	734,000	2,741,000

Non-GAAP net loss	(2,935,000)	(1,145,000)	(4,402,000)	(2,754,000)
Non-GAAP net loss per share - basic	$(0.14)	$(0.07)	$(0.23)	$(0.17)
Non-GAAP net loss per share - diluted	$(0.14)	$(0.07)	$(0.23)	$(0.17)

FLUX POWER HOLDINGS, INC.

NON-GAAP OPERATING INCOME (LOSS) ADJUSTMENTS

(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2026	2025	2026	2025
Operating loss	$(2,991,000)	$(1,577,000)	$(4,374,000)	$(4,268,000)

Non-GAAP adjustments to operating loss:
Stock-based compensation	240,000	206,000	734,000	831,000
Restatement and related costs	-	588,000	-	1,910,000
Total Non-GAAP adjustments	240,000	794,000	734,000	2,741,000

Non-GAAP operating loss	$(2,751,000)	$(783,000)	$(3,640,000)	$(1,527,000)

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	June 30,
	2026	2025
ASSETS

Current assets:
Cash	$372,000	$1,334,000
Accounts receivable, net of allowance for credit losses of $86,000 and $68,000 at March 31, 2026 and June 30, 2025, respectively	3,864,000	11,374,000
Inventories, net	16,656,000	17,231,000
Other current assets	2,539,000	1,865,000
Total current assets	23,431,000	31,804,000

Right of use assets, net	748,000	1,275,000
Property, plant and equipment, net	1,331,000	1,554,000
Other assets	92,000	119,000

Total assets	$25,602,000	$34,752,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$8,268,000	$16,295,000
Accrued expenses	5,637,000	7,058,000
Line of credit	5,722,000	13,627,000
Subordinated debt	-	1,000,000
Deferred revenue	142,000	459,000
Customer deposits	62,000	38,000
Finance leases payable, current portion	87,000	80,000
Office leases payable, current portion	621,000	815,000
Accrued interest	53,000	246,000
Total current liabilities	20,592,000	39,618,000

Long term liabilities:
Finance leases payable, less current portion	22,000	32,000
Office leases payable, less current portion	83,000	506,000
Deferred revenue, less current portion	292,000	-

Total liabilities	20,989,000	40,156,000

Stockholders’ equity (deficit):
Preferred stock, $.001 par value; 3,000,000 and 500,000 shares authorized at March 31, 2026 and June 30, 2025, respectively; none issued and outstanding	-	-
Common stock, $0.001 par value; 75,000,000 shares authorized; 21,361,383 and 16,835,698 issued and outstanding at March 31, 2026 and June 30, 2025, respectively	21,000	17,000
Additional paid-in capital	116,114,000	100,965,000
Accumulated deficit	(111,522,000)	(106,386,000)
Total stockholders’ equity (deficit)	4,613,000	(5,404,000)
Total liabilities and stockholders’ equity (deficit)	$25,602,000	$34,752,000

FLUX POWER HOLDINGS, INC.

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Net loss	$(3,175,000)	$(1,939,000)	$(5,136,000)	$(5,495,000)
Add/Subtract:
Interest, net	184,000	362,000	663,000	1,227,000
Income tax provision	-	-	-	-
Depreciation and amortization	243,000	248,000	745,000	750,000
EBITDA	(2,748,000)	(1,329,000)	(3,728,000)	(3,518,000)
Add/Subtract:
Restatement and related costs	-	588,000	-	1,910,000
Stock-based compensation	240,000	206,000	734,000	831,000
Adjusted EBITDA	$(2,508,000)	$(535,000)	$(2,994,000)	$(777,000)

Contacts

Media:

media@fluxpower.com

info@fluxpower.com

External Investor Relations:

Leanne Sievers | Joel Achramowicz

Shelton Group

flux-ir@sheltongroup.com